EXHIBIT 99(h)(5)(b)


                                    AMENDMENT

                   TO TRANSFER AGENCY AND SERVICE AGREEMENT
                                     BETWEEN
            BABSON FUNDS; J & B FUNDS; INVESTOR MARK SERIES FUNDS
                                       AND
                     NATIONAL FINANCIAL DATA SERVICES, INC.

This Amendment is made as of this 16th day of April, 2004 between Babson Funds; J & B Funds; Investor Mark Series Funds (collectively, the "Fund") and National Financial Data Services, Inc. (the "Transfer Agent"). In accordance with Section
15.1 (Amendment) of the Transfer Agency and Service Agreement between the Fund and NFDS dated as of May 30, 2003, (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. SECTION 3.1 (FEES AND EXPENSES). Section 3.1 of the Agreement is amended by deleting the last sentence of that section.

2. SECTION 9.1 (STANDARD OF CARE/LIMITATION OF LIABILITY). Section 9.1 of the Agreement is amended by replacing the last sentence of that section with the following:

                  ["Notwithstanding the foregoing, the Transfer Agent's aggregate liability during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided by the Transfer Agent under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the aggregate of the amounts actually received or due hereunder to the Transfer Agent as fees and charges, but not including reimbursable expenses, during or for the six (6) calendar months immediately preceding the first event for which recovery from the Transfer Agent is being sought. The limitations on liability set forth in this
                  Section 9 shall not apply to loss or damage resulting from any fraud or any intentional or malicious acts committed by an employee of the Transfer Agent. For purposes of this section, malicious acts shall mean those acts or breaches undertaken purposefully under circumstances in which the person acting knows or has reason to believe that such act or breach violates such person's obligations under the Agreement or can cause danger or harm."]

3. SECTION 12.1 (TERM). Section 12.1 of the Agreement is amended by replacing the first sentence with the following:

                  "The initial term of this Agreement shall be [three (3)] years from the date first stated above (the "Initial Term") unless terminated pursuant to the provisions of this Section 12."

4. SCHEDULE A (FUNDS). Schedule A of the Agreement is replaced and superseded with the revised Schedule A attached hereto.

5. SCHEDULE 1.2(G) (AML DELEGATION). Schedule 1.2(G) of the Agreement is replaced and superseded with the revised Schedule 1.2(G) attached hereto.

6. SCHEDULE 3.1 (FEE SCHEDULE). Schedule 3.1 to the Agreement is replaced and superseded with the revised Schedule 3.1 attached hereto and effective March 1, 2004 through March 1, 2006.

7. All defined terms and definitions in the Agreement shall be the same in this amendment (the "Amendment") except as specifically revised by this Amendment. The Agreement and this Amendment contain the entire understanding between the parties with respect to the transactions contemplated hereby. Unless otherwise specifically modified in writing by the terms of this Amendment, the terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


NATIONAL FINANCIAL DATA SERVICES, INC.   D.L. BABSON TAX-FREE INCOME FUND, INC.

By:    /s/ Mark Scovell                  By:     /s/ Jennifer Lammers
       ------------------------------            ------------------------------
Name:  Mark Scovell                      Name:   Jennifer Lammers
       ------------------------------            ------------------------------
Title: Senior Vice President             Title:  President
       ------------------------------            ------------------------------


D.L. BABSON MONEY MARKET FUND, INC.      D.L. BABSON BOND TRUST

By:    /s/ Jennifer Lammers              By:     /s/ Jennifer Lammers
       ------------------------------            ------------------------------
Name:  Jennnifer Lammers                 Name:   Jennifer Lammers
       ------------------------------            ------------------------------
Title: President                         Title:  President
       ------------------------------            ------------------------------


BABSON ENTERPRISE FUND, INC.             BABSON ENTERPRISE FUND II, INC.

By:    /s/ Jennifer Lammers              By:     /s/ Jennifer Lammers
       ------------------------------            ------------------------------
Name:  Jennnifer Lammers                 Name:   Jennifer Lammers
       ------------------------------            ------------------------------
Title: President                         Title:  President
       ------------------------------            ------------------------------

(SIGNATURE PAGE CONTINUED)

DAVID L. BABSON GROWTH FUND, INC.        BABSON VALUE FUND, INC.

By:    /s/ Jennifer Lammers              By:     /s/ Jennifer Lammers
       ------------------------------            ------------------------------
Name:  Jennifer Lammers                  Name:   Jennifer Lammers
       ------------------------------            ------------------------------
Title: President                         Title:  President
       ------------------------------            ------------------------------


SHADOW STOCK FUND, INC.                  BABSON-STEWART IVORY INTERNATIONAL
                                         FUND, INC.


By:    /s/ Jennifer Lammers              By:     /s/ Jennifer Lammers
       ------------------------------            ------------------------------
Name:  Jennifer Lammers                  Name:   Jennifer Lammers
       ------------------------------            ------------------------------
Title: President                         Title:  President
       ------------------------------            ------------------------------


J&B FUNDS                                INVESTORS MARK SERIES FUND, INC.

By:    /s/ Jennifer Lammers              By:     /s/ Jennifer Lammers
       ------------------------------            ------------------------------
Name:  Jennifer Lammers                  Name:   Jennifer Lammers
       ------------------------------            ------------------------------
Title: President                         Title:  President
       ------------------------------            ------------------------------

RRB FUNDS, INC.


By:    /s/ Jennifer Lammers
       ------------------------------
Name:  Jennifer Lammers
       ------------------------------
Title: President
       ------------------------------

                                   SCHEDULE A
                            DATED; OCTOBER 19, 2006





Tamarack Large Cap Growth Fund
Tamarack Mid Cap Growth Fund
Tamarack Small Cap Growth Fund
Tamarack Enterprise Fund
Tamarack Enterprise Small Cap Fund
Tamarack Microcap Value Fund
Tamarack Value Fund
Institutional Prime Money Market Fund
Tamarack Government Income Fund
Tamarack Quality Fixed Income Fund
Tamarack Tax-Free Income Fund
Tamarack Treasury Plus Money Market Fund
Tamarack U.S. Government Money Market Fund
Tamarack Tax-Free Money Market Fund
Tamarack Institutional Prme Money Market Fund
Tamarack Institutional Tax-Free Money Market Fund





TAMARACK FUNDS TRUST                     NATIONAL FINANCIALDATA
                                         SERVICES, INC.

By:    /s/ Martin Cramer                 By:     /s/ Mark Scovell
       ------------------------------            ------------------------------
Name:  Martin A. Cramer                  Name:   Mark Scovell
       ------------------------------            ------------------------------
Title: Vice President                    Title:  Senior Vice President
       ------------------------------            ------------------------------

                                 SCHEDULE 1.2(G)
                                 AML DELEGATION
                              DATED: MARCH 1, 2004

1. [Delegation: In connection with the enactment of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder, (collectively, the "USA PATRIOT Act"), the Fund has developed and implemented a written anti-money laundering program (the "AML Program"), which is designed to satisfy the requirements of the USA PATRIOT Act. Under the USA PATRIOT Act, a mutual fund can elect to delegate certain duties with respect to the implementation and operation of its AML Program to a service provider, including its transfer agent. The Fund is desirous of having the Transfer Agent perform certain delegated duties pursuant to the AML Program and the Transfer Agent desires to accept such delegation.

2. Limitation on Delegation. The Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those duties that have been expressly delegated on this
         Schedule 1.26 (the "Delegated Duties"), as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Fund with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the Delegated Duties with respect to the ownership of, and transactions in, shares in the Fund for which the Transfer Agent maintains the applicable shareholder information.

3. Consent to Examination. In connection with the performance by the Transfer Agent of the Delegated Duties, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the USA PATRIOT Act and that the records the Transfer Agent maintains for the Fund relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice all required records and information for review by such examiners.

                                 SCHEDULE 1.2(G)
                                 AML DELEGATION
                                   (continued)

4.       Delegated Duties:

         4.1. With respect to the beneficial ownership of, and transactions in, shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

                  (a) Submit all new account and registration maintenance transactions through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases of trade restricted individuals or entities as may be required from time to time by applicable regulatory authorities.

                  (b) Submit special payee checks through the OFAC database.

                  (c) Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

                  (d) Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent.

                  (e) Review accounts with small balances followed by large purchases.

                  (f) Review accounts with frequent activity within a specified date range followed by a large redemption.

                  (g) On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day.

                  (h) Compare all new accounts and registration maintenance through the Known Offenders database and notify the Fund of any match.

                  (i) Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the shareholder notices required by the IRS.

                  (j) Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Fund with a copy of the SAR within a reasonable time after filing; notify the Fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR.

                  (k) Compare account information to any FinCEN request received by the Fund and provided to the Transfer Agent pursuant to Uniting and

                           Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act") Sec. 314(a). Provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames.

                  (i) Verify the identity of any person seeking to open an account with the Fund, (ii) Maintain records of the information used to verify the person's identity and
                           (iii) Determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Fund by any government agency.

         4.2. In the event that the Transfer Agent detects suspicious activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a suspicious activity report, a Form 8300 or other similar report or notice to OFAC, then the Transfer Agent shall also immediately notify the Fund, unless prohibited by applicable law.]

                                  SCHEDULE 3.1

                                      FEES

                 EFFECTIVE: MARCH 1, 2004 THROUGH MARCH 1, 2006